Exhibit 99.1
PRESS RELEASE

Investor Contact:	Media Contact:
Kellie S. Pruitt	Courtney L. Siegal
Chief Financial Officer	Senior Financial Manager
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480.998.3478	480.998.3478
kelliepruitt@htareit.com	courtneysiegal@htareit.com
Healthcare Trust of America, Inc. Announces
Full Year and Fourth Quarter 2010 Financial Results
Scottsdale, Arizona (March 29, 2011) — Healthcare Trust of America, Inc. (“HTA” or the “Company”), a fully integrated, self-administered, self-managed real estate investment trust, announced results for the full year and fourth quarter ended December 31, 2010.
Full Year 2010 and Recent Reporting Highlights
HTA invested $806 million in 24 property portfolio acquisitions during the year. These property portfolios consist of 53 medical office buildings, four long-term acute care hospitals and one healthcare-related office building. They comprise a total of 3.5 million square feet of gross leasable area (“GLA”) with an average occupancy of 96% as of December 31, 2010. As of the end of 2010, the Company’s portfolio had an average occupancy of 91%.
Funds from operations, or FFO, increased by 145%, from $28.3 million for the previous year to $69.4 million for 2010. Net operating income, or NOI, increased 63% from $84.5 million for the previous year to $137.4 million for 2010. Cash provided by operating activities increased from $21.6 million for the previous year to $58.5 for 2010, representing a 170% increase. Net loss decreased 68% from $24.8 million for the previous year to $7.9 million for 2010. In August 2010, HTA engaged JP Morgan Securities, LLC as its lead strategic advisor to assist in exploring various opportunities to maximize stockholder value.
In November of 2010, HTA closed a $275 million unsecured credit facility, expandable up to $500 million, subject to certain conditions. HTA closed a $125.5 million senior secured real estate term loan in February 2011, maturing in three years with two 12-month extension options and an interest rate of LIBOR plus 2.35%. In addition, the Company also obtained during 2010 $79.1 million in new long-term financing with a weighted average interest rate of 5.75% and a weighted average term of 8.1 years on certain of the Company’s 2009 and 2010 acquisitions. The Company maintained a mortgage debt leverage ratio of 30.8% at the end of the year.
Under its follow-on offering, which was launched in March 2010, HTA raised $506 million in 2010, excluding shares issued under the distribution reinvestment plan, or DRIP. In December 2010, HTA announced the termination of its follow-on offering and stopped offering shares on February 28, 2011, except for shares issued pursuant to the DRIP. Since inception, HTA has raised over $2.2 billion in equity raise proceeds.
“Our 2010 results reflect continued growth on a number of levels. We have positioned ourselves for future growth, increased our portfolio with $806 million in acquisitions, and maintained occupancy of 91%. We also put in place our unsecured credit facility improving our balance sheet and enhancing our financial flexibility,” said Kellie S. Pruitt, Chief Financial Officer of HTA.
Fourth Quarter 2010 Reporting Highlights
During the fourth quarter 2010, HTA acquired $464 million in medical office buildings and healthcare-related facilities. These acquisitions include seven new property portfolios totaling 1.98 million square feet of GLA with an average occupancy of 97% as of December 31, 2010. During the fourth quarter of 2010, HTA achieved NOI of $39.4 million. This reflects a 14% increase over third quarter 2010 NOI of $34.7 million. This also reflects an increase of 56% compared to the fourth quarter of 2009. Net loss for the fourth quarter of 2010 was $8.7 million compared to a net loss of $4.4 million for the fourth quarter of 2009. Net income for the quarter ended September 30, 2010 was $1.0 million.
FFO decreased from $20.4 million for the previous quarter ended September 30, 2010 to $13.5 million for the fourth quarter 2010, but increased from FFO of $9.8 million for the fourth quarter 2009. The decrease in FFO for the fourth quarter of 2010 compared to the third quarter of 2010 is attributable in part to late quarter acquisitions and acquisition-related expenses. HTA acquired $464 million of assets in the fourth quarter, the majority of which closed in the last two weeks of the quarter. As a result of this substantial acquisitions activity, HTA incurred $4.5 million in acquisition-related expenses. In addition, HTA incurred a $7.3 million expense related to the one-time payment made in connection with the Redemption, Termination, and Release Agreement with its former advisor (the “Redemption Agreement”). The increase in FFO in the fourth quarter of 2010 compared to the fourth quarter of 2009 is primarily due to the increase in the number of operating properties and the elimination of acquisition-related expenses to the former advisor.
Fourth Quarter and Full Year 2010 Summary
Revenues:
Total revenues from continuing operations increased 55%, from $36.6 million for the fourth quarter 2009 to $56.7 million for the fourth quarter 2010. Revenues from continuing operations during the fourth quarter increased 10% over 2010 third quarter revenues of $51.7 million. Total revenues from continuing operations for the year ended December 31, 2010 were $199.9 million compared to $126.3 million for the year ended December 31, 2009, which represents an increase of 58%.
Cost Savings:
Under its previous structure where it was externally advised, HTA would have been required to pay to the former advisor $44.4 million for the year ended 2010. The cost of self-management, which includes costs related to management, employee salaries, share-based compensation and corporate office overhead, was $10.63 million during the year ended December 31, 2010. Net savings from HTA’s self-managed cost structure were $33.7 million ($44.4 million in fees saved less $10.63 million).
Investments:
As of December 31, 2010, the Company has made 77 portfolio acquisitions with an aggregate purchase price of $2.27 billion with an average occupancy rate of 91% as of December 31, 2010. The total portfolio consists of 10.9 million square feet, which includes 238 medical office buildings and other healthcare-related facilities, and two real estate-related assets. These assets are located in 24 states. Additionally, HTA purchased the remaining 20% interest that it previously did not own in HTA-Duke Chesterfield Rehab, LLC, which owns the Chesterfield Rehabilitation Center. The Company continues to focus on states that it believes have strong healthcare macro-economic drivers, like Arizona, Texas, South Carolina, and Indiana.
Balance Sheet and Liquidity:
During the fourth quarter of 2010, the Company continued to maintain a strong balance sheet with total assets of $2.27 billion, including cash on hand of $29.3 million as of December 31, 2010. With debt of $706.5 million as of December 31, 2010, including $7 million in draws on the unsecured credit facility, the Company’s leverage as a percentage of its total assets was 30.8%.
Funds from Operations:
The Company’s FFO attributable to controlling interest for the year ended December 31, 2010 were $69.4 million, representing a 145% increase over the comparable prior year of 2009. See the reconciliation of FFO attributable to controlling interest to net income (loss) below.
Modified Funds from Operations:
The Company’s MFFO attributable to controlling interest were $25.4 million for the 2010 fourth quarter. MFFO attributable to controlling interest were $89.2 million for the year ended December 31, 2010. See the reconciliation of MFFO attributable to controlling interest to net income (loss) below.
Funds from Operations and Modified Funds from Operations
HTA defines Funds from Operations, or FFO, a non-GAAP measure, as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.
HTA uses modified funds from operations, or MFFO, which excludes from FFO one-time charges, transition charges, and acquisition-related expenses, to further evaluate its operating performance. MFFO should not be considered as an alternative to net income (loss) or to cash flows from operating activities and is not intended to be used as a liquidity measure indicative of cash flow available to fund its cash needs, including its ability to make distributions. However, MFFO may provide an indication of the sustainability of our distributions in the future. MFFO should be reviewed in connection with other GAAP measurements.
For more information on FFO and MFFO, please see HTA’s Annual Report Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission. The following is the reconciliation of FFO and MFFO attributable to controlling interest to net income (loss) for the three months and years ended December 31, 2010 and December 31, 2009 and the three months ended September 30, 2010:

	Three months	Three months	Three months
	ended	ended	ended	Year ended	Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009

Net income (loss)	$(8,690,000)	$1,008,000	$(4,364,000)	$(7,919,000)	$(24,773,000)
Add:
Depreciation and amortization — consolidated properties	22,794,000	19,854,000	14,364,000	78,561,000	53,595,000
Net (income) loss attributable to noncontrolling interest of limited partners	(44,000)	125,000	(62,000)	16,000	(304,000)
Less:
Depreciation and amortization related to noncontrolling interests	(542,000)	(616,000)	(127,000)	(1,209,000)	(204,000)

FFO attributable to controlling interest	$13,518,000	$20,371,000	$9,811,000	$69,449,000	$28,314,000

FFO per share — basic and diluted	$0.07	$0.12	$0.07	$0.42	$0.25

Add:
Acquisition-related expenses(1)	4,472,000	1,019,000	6,897,000	11,317,000	15,997,000
Transition charges(2)	7,394,000	—	—	8,400,000	3,718,000

MFFO attributable to controlling interest	$25,384,000	$21,390,000	$16,708,000	$89,166,000	$48,029,000

MFFO per share — basic and diluted	$0.13	$0.13	$0.12	$0.54	$0.43

Weighted average common shares outstanding — basic	191,583,752	166,281,800	135,259,514	165,952,860	112,819,638
Weighted average common shares outstanding — diluted	191,583,752	166,480,852	135,259,514	165,952,860	112,819,638

(1)	Acquisition-related expenses: Prior to 2009, acquisition-related expenses were capitalized and have historically been added back to FFO over time through depreciation; however, beginning in 2009, acquisition-related expenses related to business combinations are expensed. These acquisition-related expenses have been and will continue to be funded from the proceeds of HTA’s offerings and its debt and not from operations. HTA believes by excluding expensed acquisition-related expenses, MFFO provides useful supplemental information that is comparable for its real estate investments.

(2)	Transition charges: FFO includes certain charges related to the cost of HTA’s transition to self-management. These items include the majority of the one-time redemption and termination payment made to the former advisor pursuant to the Redemption Agreement, as further discussed in Note 12 to HTA’s Annual Report on Form 10-K and in footnote 1 to the reconciliation of net operating income to net income (loss) below. They also include, but are not limited to, additional legal expenses, system conversion costs (including updates to certain estimate development procedures) and non-recurring employment costs. Because MFFO excludes such costs, management believes MFFO provides useful supplemental information by focusing on the changes in its fundamental operations that will be comparable rather than on such transition charges. HTA does not believe such costs will recur now that its transition to a self-management infrastructure has been substantially completed.
Net Operating Income
     Net operating income is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from HTA’s total portfolio of properties (including both its operating properties and those classified as held for sale as of December 31, 2010) before interest expense, general and administrative expenses, depreciation, amortization, certain one-time charges, and interest and dividend income. HTA believes that net operating income provides an accurate measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with management of the properties. Additionally, HTA believes that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, the Company’s use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.
     The following is the reconciliation of NOI to net loss for the three months and years ended December 31, 2010 and December 31, 2009 and the three months ended September 30, 2010:

	Three months	Three months	Three months	Year ended	Year ended
	ended December	ended September	ended December	December 31,	December 31,
	31, 2010	30, 2010	31, 2009	2010	2009

Net income (loss)	$(8,690,000)	$1,008,000	$(4,364,000)	$(7,919,000)	$(24,773,000)
Add:
General and administrative expense	5,972,000	5,096,000	3,213,000	18,753,000	12,285,000
Acquisition-related expenses	4,472,000	1,019,000	6,897,000	11,317,000	15,997,000
Asset management fees	—	—	—	—	3,783,000
One-time redemption, termination, and release payment to former advisor(1)	7,285,000	—	—	7,285,000	—
Depreciation and amortization	22,794,000	19,854,000	14,364,000	78,561,000	53,595,000
Interest Expense	7,641,000	7,706,000	5,180,000	29,541,000	23,824,000
Less:
Interest and dividend income	(45,000)	(24,000)	(16,000)	(119,000)	(249,000)

Net operating income	$39,429,000	$34,659,000	$25,274,000	$137,419,000	$84,462,000

(1)	On October 18, 2010, HTA and the former advisor and certain of its affiliates entered into the Redemption Agreement. Pursuant to the Redemption Agreement, HTA purchased the limited partner interest, including all rights with respect to a subordinated distribution upon the occurrence of specified liquidity events and other rights held by the former advisor in its operating partnership, for $8 million. Of this amount $7,285,000 was accounted for as a one-time operating expense and $715,000 was applied toward the partnership interest purchase and to settle previous claims.
Note that all figures are rounded to reflect approximate amounts. For more information on financial results, please see HTA’s Annual Report Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission.
For more information on Healthcare Trust of America, Inc., please visit www.htareit.com.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. is a fully integrated, self-administered, self-managed real estate investment trust. During the year ended December 31, 2010, HTA acquired approximately $806 million in medical office and healthcare-related assets. These assets included a total of 24 property portfolio acquisitions representing approximately 3.5 million square feet. Since its formation in 2006, HTA has made 75 geographically diverse property portfolio acquisitions and two other real-estate related asset acquisitions valued at approximately $2.27 billion based on purchase price, which includes 238 buildings and two other real estate-related assets. HTA’s overall portfolio totals approximately 10.9 million square feet and includes 214 medical office buildings, ten hospitals, nine skilled nursing and assisted living facilities and five healthcare-related office buildings located in 24 states.
FORWARD-LOOKING LANGUAGE
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: we may not be able to execute a strategic transaction, including one that provides liquidity to our stockholders, on terms that are favorable to our stockholders or at all; our results may be impacted by, among other things, uncertainties relating to the debt and equity capital markets; uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of recent healthcare legislation; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of HTA’s real estate investment strategy; and other risk factors as outlined in HTA’s periodic reports, as filed with the Securities and Exchange Commission.
This is neither an offer to sell nor an offer to buy any securities. Offerings are made only by means of a prospectus.

Healthcare Trust of America, Inc.
Summary Balance Sheets
(Unaudited)
As of December 31, 2010 and December 31, 2009

	December 31,	December 31,
	2010	2009
ASSETS

Total assets	$2,271,795,000	$1,673,535,000

LIABILITIES AND EQUITY
Total liabilities	780,682,000	598,669,000
Redeemable noncontrolling interest of limited partners	3,867,000	3,549,000
Total equity	1,487,246,000	1,071,317,000

Total liabilities and equity	$2,271,795,000	$1,673,535,000

Healthcare Trust of America, Inc.
Summary Statements of Operations
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009

Total revenues:	$56,717,000	$36,644,000	$199,879,000	$126,286,000
Expenses:
Rental expenses	18,013,000	12,086,000	65,338,000	44,667,000
General and administrative expenses	5,972,000	3,213,000	18,753,000	12,285,000
Asset management fees	—	—	—	3,783,000
Acquisition-related expenses	4,472,000	6,897,000	11,317,000	15,997,000
Depreciation and amortization	22,488,000	14,058,000	77,338,000	52,372,000
One-time redemption, termination, and release payment to former advisor	7,285,000	—	7,285,000	—

Total expenses	58,230,000	36,254,000	180,031,000	129,104,000

Income (loss) before other income (expense)	(1,513,000)	390,000	19,848,000	(2,818,000)

Other income (expense):	(7,596,000)	(4,947,000)	(29,263,000)	(22,584,000)

Loss from continuing operations	$(9,109,000)	$(4,557,000)	$(9,415,000)	$(25,402,000)

Discontinued operations:
Income (loss) from discontinued operations	419,000	193,000	1,496,000	629,000

Net loss	$(8,690,000)	$(4,364,000)	$(7,919,000)	$(24,773,000)

Less: Net (income) loss attributable to noncontrolling interest of limited partners	(44,000)	(62,000)	16,000	(304,000)

Net loss attributable to controlling interest	$(8,734,000)	$(4,426,000)	$(7,903,000)	$(25,077,000)

Net loss per share attributable to controlling interest on distributed and undistributed earnings — basic and diluted
Continuing operations	$(0.05)	$(0.03)	$(0.06)	$(0.23)
Discontinued operations	$0.00	$0.00	$0.01	$0.01

Net loss attributable to controlling interest	$(0.05)	$(0.03)	$(0.05)	$(0.22)

Weighted average number of shares outstanding
— Basic	191,583,752	135,259,514	165,952,860	112,819,638

— Diluted	191,583,752	135,259,514	165,952,860	112,819,638